FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND-QUARTER 2021 FINANCIAL RESULTS

FROM CONTINUING OPERATIONS

•        Total net sales of $3.0 billion up 76.2% versus prior year and up 21.2% versus 2019

•        GAAP diluted EPS from continuing operations of $1.10 versus prior-year GAAP loss per diluted share from continuing operations of $0.08

•        Non-GAAP diluted EPS from continuing operations of $1.11 versus prior-year non-GAAP diluted EPS from continuing operations of $0.00

•        Reflecting strong first-half financial results, raises guidance for 2021 non-GAAP diluted EPS from continuing operations to be at or above $3.85, representing a floor for fiscal 2021

MELVILLE, N.Y., August 3, 2021 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record second-quarter financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Total net sales for the quarter ended June 26, 2021, were $3.0 billion, up 76.2% compared with the second quarter of 2020, when a significant number of dental and medical practices suspended activity because of the COVID-19 pandemic. The 76.2% increase included 65.5% internal growth in local currencies, 5.5% growth from acquisitions and 5.2% growth related to foreign currency exchange. When compared with the pre-pandemic second quarter of 2019, sales were up 21.2% and included 15.2% internal growth in local currencies, 4.2% growth from acquisitions and 1.8% growth related to foreign currency exchange. Exhibit A provides details of sales growth, including comparisons with 2020. Note that Exhibit A-1 contains details of sales performance compared with 2019.

GAAP net income attributable to Henry Schein, Inc. from continuing operations for the second quarter of 2021 was $155.7 million, or $1.10 per diluted share, compared with prior-year GAAP net loss from continuing operations of $11.4 million, or $0.08 per diluted share. Non-GAAP net income from continuing operations for the second quarter of 2021 was $157.3 million, or $1.11 per diluted share, compared with prior-year non-GAAP net income from continuing operations of $0.6 million, or $0.00 per diluted share. Exhibit B provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

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“We are pleased to report record second-quarter financial results as we continue to execute on our key strategies. Strengthening demand in the global dental and medical markets drove strong year-over-year increases in sales versus the prior year when many of our customers had temporarily closed their offices. Notably, compared with a pre-COVID-19 environment in the second quarter of 2019, Henry Schein’s worldwide internal sales in local currencies increased by 15.2%,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are also pleased with operating margin expansion that reflects a favorable product mix as well as operating expense leverage.”

Mr. Bergman continued, “With solid execution in the first half of 2021 and a favorable outlook for the remainder of the fiscal year, we are raising our guidance for 2021 non-GAAP diluted EPS from continuing operations to be at or above $3.85, representing a floor for fiscal 2021. We will continue to monitor any potential impact to our business as a result of COVID-19.”

 Global Dental sales for the second quarter of 2021 of $1.9 billion increased 102.9% versus the prior-year period. In local currencies, internally generated sales increased 87.0% with 7.3% growth from acquisitions and 8.6% growth related to foreign currency exchange. The 87.0% internal growth in local currencies included an increase of 105.3% in North America and an increase of 64.9% internationally.

Global Dental consumable merchandise internal sales increased 90.5% in local currencies. Excluding sales of personal protective equipment (PPE) and COVID-19 related products, growth was 96.2%. In North America, dental consumable merchandise internal sales in local currencies increased 112.5%, or 119.1% excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 82.0%. Internationally, dental consumable merchandise internal sales in local currencies increased 64.4%, or 70.2% excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 66.6%.

“Global dental sales experienced strong growth, with gains in both consumable merchandise and equipment. More specifically, consumable merchandise sales in North America and in our international markets experienced double-digit growth versus the same period in 2019,” noted Mr. Bergman. “Compared with the second quarter of 2019, North America dental equipment sales growth was modest, primarily reflecting delays with certain U.S. manufacturers of chairs, units and lights, resulting in longer lead times. We reported strong equipment growth in our international markets with no significant delays.  Our overall dental sales performance reflects a continued recovery in patient traffic compared to pre-pandemic levels, and we remain optimistic about dental practices investing in technology and equipment over the long term.”

 Global Medical sales for the second quarter of 2021 of $904.8 million increased 46.5% versus the comparable period last year, consisting of 43.5% internal growth in local currencies, 2.6% growth from acquisitions and 0.4% growth related to foreign currency exchange. Excluding sales of PPE and COVID-19 related products, internal sales in local currencies increased 39.1%.

“We believe our medical sales continued to outpace end-market performance with broad-based growth versus the same period in 2019, including growth in medical-surgical, equipment, and laboratory product sales. We continue to expand our medical business beyond core distribution with a differentiated solutions offering that serves low acuity segments of the market, which is the most cost-efficient setting for delivering care,” remarked Mr. Bergman.

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Global Technology and Value-Added Services sales of $152.1 million increased 44.5% versus the prior-year quarter and included 33.0% internal sales growth in local currencies, 8.9% growth from acquisitions and 2.6% growth related to foreign currency exchange.

“Global Technology and Value-Added Services sales continued to improve from the early days of the pandemic when patient traffic was hardest hit. During the second quarter, Henry Schein One, the largest contributor to sales in this business, reported record-high quarterly revenue. In addition, our financial services business delivered strong growth, primarily driven by practice transitions revenue,” noted Mr. Bergman.

Stock Repurchase Plan

During the second quarter of 2021, the Company repurchased approximately 1.5 million shares of its common stock at an average price of $72.98 per share, for a total of approximately $113 million. The impact of the repurchase of shares on second-quarter diluted EPS was immaterial. At the end of the second quarter, Henry Schein had approximately $400 million authorized and available for future stock repurchases.

Year-to-Date Financial Results

Net sales from continuing operations for the first half of 2021 were $5.9 billion, an increase of 43.2% compared with the first half of 2020. The 43.2% increase included 35.6% internal growth in local currencies, 4.2% growth from acquisitions and 3.4% growth related to foreign currency exchange. When compared with the first half of 2019, sales increased 22.5% and included 16.3% internal growth in local currencies, 4.8% growth from acquisitions and 1.4% growth related to foreign currency exchange.

Net income attributable to Henry Schein, Inc. from continuing operations for the first half of 2021 was $321.7 million, or $2.26 per diluted share, compared with net income from continuing operations of $119.2 million, or $0.84 per diluted share, for the first half of 2020. Non-GAAP net income from continuing operations for the first half of 2021 was $335.1 million, or $2.35 per diluted share, compared with non-GAAP net income from continuing operations of $134.7 million, or $0.94 per diluted share, for the first half of 2020. Non-GAAP results for the first half of 2021 and 2020 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

Financial Guidance

Henry Schein today raised guidance for 2021 non-GAAP diluted EPS from continuing operations. At this time, the Company is not providing guidance for 2021 GAAP diluted EPS from continuing operations as it is unable to provide without unreasonable effort an estimate of costs related to an ongoing restructuring initiative, including the corresponding tax effect. Financial guidance is as follows:

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•        2021 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is now expected to be at or above $3.85, representing a floor for fiscal 2021. This compares with previous guidance for non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. to be at or above $3.70.

•        Guidance for 2021 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of future share repurchases, potential future acquisitions, if any, or restructuring expenses. Guidance also assumes foreign exchange rates that are generally consistent with current levels, and that end markets remain stable and are consistent with current market conditions. Guidance assumes no material adverse market changes associated with COVID-19.

Adjustments to Projected 2021 Non-GAAP Diluted EPS

The Company has provided guidance for 2021 non-GAAP diluted EPS from continuing operations, as noted above. A reconciliation to the Company’s projected 2021 diluted EPS from continuing operations prepared on a GAAP basis is not provided because the Company is unable to provide without unreasonable effort an estimate of costs related to an ongoing restructuring initiative to mitigate stranded costs and drive additional operating efficiencies, including the corresponding tax effect that will be included in the Company’s 2021 diluted EPS from continuing operations prepared on a GAAP basis. The inability to provide these reconciliations is due to the uncertainty and inherent difficulty of predicting the occurrence, magnitude, financial impact and timing of related costs. Management does not believe these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Second-Quarter 2021 Conference Call Webcast

The Company will hold a conference call to discuss second-quarter 2021 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended for a period of one week.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With approximately 21,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology and Supply Chain solutions help office-based dental and medical  practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

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Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries and territories. The Company's sales reached $10.1 billion in 2020, and have grown at a compound annual rate of approximately 12 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements include EPS guidance and are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms.  A fuller discussion of our operations, financial condition and status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations. Forward looking statements include the overall impact of the Novel Coronavirus Disease 2019 (COVID-19) on the Company, its results of operations, liquidity, and financial condition (including any estimates of the impact on these items), the rate and consistency with which dental and other practices resume or maintain normal operations in the United States and internationally, expectations regarding personal protective equipment (“PPE”) and COVID-19 related product sales and inventory levels and whether additional resurgences or variants of the virus will adversely impact the resumption of normal operations, the impact of restructuring programs as well as of any future acquisitions, and more generally current expectations regarding performance in current and future periods.  Forward looking statements also include the (i) ability of the Company to make additional testing available, the nature of those tests and the number of tests intended to be made available and the timing for availability, the nature of the target market, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures and (ii) potential for the Company to distribute the COVID-19 vaccines and ancillary supplies.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: risks associated with COVID-19 and any variants thereof, as well as other disease outbreaks, epidemics, pandemics, or similar wide spread public health concerns and other natural disasters or acts of terrorism; our dependence on third parties for the manufacture and supply of our products; our ability to develop or acquire and maintain and protect new products (particularly technology products) and technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; the potential repeal or judicial prohibition on implementation of the Affordable Care Act; changes in the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic and political conditions, including international trade agreements and potential trade barriers; failure to comply with existing and future regulatory requirements;

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risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the confidentiality of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation; litigation risks; new or unanticipated litigation developments and the status of litigation matters; cyberattacks or other privacy or data security breaches; risks associated with our global operations; our dependence on our senior management, as well as employee hiring and retention; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income. Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:    Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2021	2020	2021	2020

Net sales	$2,967,223	$1,684,399	$5,892,184	$4,113,270
Cost of sales	2,077,472	1,230,133	4,111,582	2,912,990
Gross profit	889,751	454,266	1,780,602	1,200,280
Operating expenses:
Selling, general and administrative	678,801	445,765	1,336,793	1,013,127
Restructuring costs	604	15,934	3,535	20,721
Operating income (loss)	210,346	(7,433)	440,274	166,432
Other income (expense):
Interest income	1,357	1,997	3,340	5,187
Interest expense	(6,376)	(10,486)	(12,861)	(18,298)
Other, net	354	(291)	663	(511)
Income (loss) from continuing operations before taxes,
equity in earnings of affiliates and noncontrolling interests	205,681	(16,213)	431,416	152,810
Income tax benefit (expense)	(48,027)	950	(104,712)	(36,960)
Equity in earnings of affiliates	6,323	1,411	12,201	4,145
Net income (loss) from continuing operations	163,977	(13,852)	338,905	119,995
Income from discontinued operations, net of tax	-	585	-	303
Net income (loss)	163,977	(13,267)	338,905	120,298
Less: Net (income) loss attributable to noncontrolling interests	(8,261)	2,470	(17,192)	(834)
Plus: Net loss attributable to noncontrolling interests
from discontinued operations	-	-	-	-
Net income (loss) attributable to Henry Schein, Inc.	$155,716	$(10,797)	$321,713	$119,464
Amounts attributable to Henry Schein Inc.:
Continuing operations	$155,716	$(11,382)	$321,713	$119,161
Discontinued operations	-	585	-	303
Net income (loss) attributable to Henry Schein, Inc.	$155,716	$(10,797)	$321,713	$119,464

Earnings (loss) per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$1.11	$(0.08)	$2.28	$0.84
Diluted	$1.10	$(0.08)	$2.26	$0.84

Earnings per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Earnings (loss) per share attributable to Henry Schein, Inc.:

Basic	$1.11	$(0.08)	$2.28	$0.84
Diluted	$1.10	$(0.08)	$2.26	$0.84

Weighted-average common shares outstanding:
Basic	140,358	142,350	141,316	142,654
Diluted	141,657	142,350	142,538	142,654

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 26,	December 26,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$167,228	$421,185
Accounts receivable, net of reserves of $81,113 and $88,030	1,356,881	1,424,787
Inventories, net	1,688,210	1,512,499
Prepaid expenses and other	529,929	432,944
Total current assets	3,742,248	3,791,415
Property and equipment, net	358,224	342,004
Operating lease right-of-use assets	301,440	288,847
Goodwill	2,722,974	2,504,392
Other intangibles, net	604,515	479,429
Investments and other	394,665	366,445
Total assets	$8,124,066	$7,772,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$903,859	$1,005,655
Bank credit lines	72,105	73,366
Current maturities of long-term debt	9,839	109,836
Operating lease liabilities	75,008	64,716
Accrued expenses:
Payroll and related	313,892	295,329
Taxes	156,176	138,671
Other	562,762	595,529
Total current liabilities	2,093,641	2,283,102
Long-term debt	706,487	515,773
Deferred income taxes	46,528	30,065
Operating lease liabilities	243,232	238,727
Other liabilities	423,416	392,781
Total liabilities	3,513,304	3,460,448

Redeemable noncontrolling interests	604,081	327,699
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $0.01 par value, 480,000,000 shares authorized,
139,780,841 outstanding on June 26, 2021 and
142,462,571 outstanding on December 26, 2020	1,398	1,425
Additional paid-in capital	-	-
Retained earnings	3,465,647	3,454,831
Accumulated other comprehensive loss	(106,779)	(108,084)
Total Henry Schein, Inc. stockholders' equity	3,360,266	3,348,172
Noncontrolling interests	646,415	636,213
Total stockholders' equity	4,006,681	3,984,385
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$8,124,066	$7,772,532

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2021	2020	2021	2020

Cash flows from operating activities:
Net income (loss)	$163,977	$(13,267)	$338,905	$120,298
Income from discontinued operations	-	585	-	303
Income (loss) from continuing operations	163,977	(13,852)	338,905	119,995
Adjustments to reconcile net income (loss) to net cash provided by
Depreciation and amortization	49,915	46,963	99,278	93,946
Impairment charge on intangible assets	-	149	-	2,149
Stock-based compensation expense (credit)	17,364	5,156	30,154	(12,358)
Provision for (benefit from) losses on trade and other accounts receivable	(1,376)	14,215	(4,072)	28,758
Provision for (benefit from) deferred income taxes	(5,466)	(35,516)	5,705	(32,871)
Equity in earnings of affiliates	(6,323)	(1,411)	(12,201)	(4,145)
Distributions from equity affiliates	5,608	1,807	10,747	4,220
Changes in unrecognized tax benefits	(9,090)	2,955	(6,286)	1,380
Other	3,394	14,151	3,429	227
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(17,176)	100,955	101,619	99,672
Inventories	(45,673)	(59,338)	(123,758)	13,700
Other current assets	(40,669)	(166,614)	(85,979)	(188,616)
Accounts payable and accrued expenses	43,910	(1,220)	(135,815)	(138,900)
Net cash provided by (used in) operating activities from continuing operations	158,395	(91,600)	221,726	(12,843)
Net cash provided by operating activities from discontinued operations	-	855	-	573
Net cash provided by (used in) operating activities	158,395	(90,745)	221,726	(12,270)
Cash flows from investing activities:
Purchases of fixed assets	(17,969)	(7,580)	(31,812)	(30,588)
Proceeds from (payments related to) equity investments and business acquisitions,
net of cash acquired	(91,625)	222	(295,652)	(37,725)
Proceeds from sale of equity investment	-	-	-	12,000
Payments for loan to affiliate	(2,160)	(2,866)	(2,021)	(1,729)
Other	(6,121)	(5,812)	(11,634)	(11,599)
Net cash used in investing activities from continuing operations	(117,875)	(16,036)	(341,119)	(69,641)
Net cash used in investing activities from discontinued operations	-	-	-	-
Net cash used in investing activities	(117,875)	(16,036)	(341,119)	(69,641)
Cash flows from financing activities:
Net change in bank borrowings	(5,140)	121,063	(5,381)	479,702
Proceeds from issuance of long-term debt	200,000	251,421	200,000	501,421
Principal payments for long-term debt	(102,545)	(601,102)	(120,326)	(609,580)
Debt issuance costs	(114)	(3,597)	(199)	(3,655)
Payments for repurchases of common stock	(112,552)	-	(201,211)	(73,789)
Payments for taxes related to shares withheld for employee taxes	(1,201)	(558)	(7,359)	(13,713)
Proceeds from (distributions to) noncontrolling shareholders	2,731	198	(3,789)	(3,466)
Acquisitions of noncontrolling interests in subsidiaries	(1,130)	(9)	(1,130)	(14,934)
Proceeds from Henry Schein Animal Health Business	-	3,026	-	64
Net cash provided by (used in) financing activities from continuing operations	(19,951)	(229,558)	(139,395)	262,050
Net cash used in financing activities from discontinued operations	-	(855)	-	(573)
Net cash provided by (used in) financing activities	(19,951)	(230,413)	(139,395)	261,477

Effect of exchange rate changes on cash and cash equivalents from
continuing operations	2,121	15,936	4,831	10,447
Effect of exchange rate changes on cash and cash equivalents from
discontinued operations	-	-	-	-
Net change in cash and cash equivalents from continuing operations	22,690	(321,258)	(253,957)	190,013
Net change in cash and cash equivalents from discontinued operations	-	-	-	-
Cash and cash equivalents, beginning of period	144,538	617,368	421,185	106,097
Cash and cash equivalents, end of period	$167,228	$296,110	$167,228	$296,110

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Exhibit A - Second Quarter Sales

Henry Schein, Inc.
2021 Second Quarter
Sales Summary
(in thousands)
(unaudited)
Q2 2021 over Q2 2020

Global	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$1,507,036	$723,855	108.2%	8.5%	99.7%	9.2%	90.5%
Dental Equipment	403,308	217,437	85.5%	9.2%	76.3%	1.0%	75.3%
Total Dental	1,910,344	941,292	102.9%	8.6%	94.3%	7.3%	87.0%

Medical	904,828	617,810	46.5%	0.4%	46.1%	2.6%	43.5%
Total Health Care Distribution	2,815,172	1,559,102	80.6%	5.4%	75.2%	5.4%	69.8%

Technology and value-added services	152,051	105,227	44.5%	2.6%	41.9%	8.9%	33.0%
Total excluding Corporate TSA Revenue	2,967,223	1,664,329	78.3%	5.2%	73.1%	5.7%	67.4%
Corporate TSA revenues (1)	-	20,070	n/a	n/a	n/a	n/a	n/a
Total Global	$2,967,223	$1,684,399	76.2%	5.2%	71.0%	5.5%	65.5%
North America	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$900,509	$393,404	128.9%	2.2%	126.7%	14.2%	112.5%
Dental Equipment	227,098	122,542	85.3%	3.3%	82.0%	0.0%	82.0%
Total Dental	1,127,607	515,946	118.6%	2.5%	116.1%	10.8%	105.3%

Medical	877,773	596,588	47.1%	0.0%	47.1%	2.6%	44.5%
Total Health Care Distribution	2,005,380	1,112,534	80.3%	1.2%	79.1%	6.4%	72.7%

Technology and value-added services	129,897	92,927	39.8%	0.5%	39.3%	9.1%	30.2%
Total excluding Corporate TSA Revenue	2,135,277	1,205,461	77.1%	1.1%	76.0%	6.6%	69.4%

Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a
Total North America	$2,135,277	$1,205,461	77.1%	1.1%	76.0%	6.6%	69.4%

International	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$606,527	$330,451	83.5%	16.0%	67.5%	3.1%	64.4%
Dental Equipment	176,210	94,895	85.7%	16.8%	68.9%	2.3%	66.6%
Total Dental	782,737	425,346	84.0%	16.2%	67.8%	2.9%	64.9%

Medical	27,055	21,222	27.5%	11.6%	15.9%	0.0%	15.9%
Total Health Care Distribution	809,792	446,568	81.3%	15.9%	65.4%	2.9%	62.5%

Technology and value-added services	22,154	12,300	80.1%	19.2%	60.9%	6.6%	54.3%
Total excluding Corporate TSA Revenue	831,946	458,868	81.3%	16.1%	65.2%	2.9%	62.3%

Corporate TSA revenues (1)	-	20,070	n/a	n/a	n/a	n/a	n/a
Total International	$831,946	$478,938	73.7%	15.4%	58.3%	2.8%	55.5%

(1)  Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which ended in December 2020.

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Exhibit A-1-Second Quarter Sales

Henry Schein, Inc.
2021 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2021 over Q2 2019

Global	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,507,036	$1,237,830	21.7%	2.1%	19.6%	5.9%	13.7%
Dental Equipment	403,308	363,520	10.9%	3.6%	7.3%	0.6%	6.7%
Total Dental	1,910,344	1,601,350	19.3%	2.5%	16.8%	4.7%	12.1%

Medical	904,828	697,558	29.7%	0.3%	29.4%	2.2%	27.2%
Total Health Care Distribution	2,815,172	2,298,908	22.5%	1.9%	20.6%	3.9%	16.7%

Technology and value-added services	152,051	125,051	21.6%	1.5%	20.1%	10.0%	10.1%
Total excluding Corporate TSA Revenue	2,967,223	2,423,959	22.4%	1.8%	20.6%	4.2%	16.4%

Corporate TSA revenues (1)	-	23,868	n/a	n/a	n/a	n/a	n/a
Total Global	$2,967,223	$2,447,827	21.2%	1.8%	19.4%	4.2%	15.2%
North America	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$900,509	$752,001	19.7%	0.8%	18.9%	7.4%	11.5%
Dental Equipment	227,098	223,370	1.7%	1.3%	0.4%	0.0%	0.4%
Total Dental	1,127,607	975,371	15.6%	0.9%	14.7%	5.7%	9.0%

Medical	877,773	678,358	29.4%	0.0%	29.4%	2.3%	27.1%
Total Health Care Distribution	2,005,380	1,653,729	21.3%	0.6%	20.7%	4.3%	16.4%

Technology and value-added services	129,897	108,505	19.7%	0.2%	19.5%	8.9%	10.6%
Total excluding Corporate TSA Revenue	2,135,277	1,762,234	21.2%	0.6%	20.6%	4.6%	16.0%

Corporate TSA revenues (1)	-	1,760	n/a	n/a	n/a	n/a	n/a
Total North America	$2,135,277	$1,763,994	21.0%	0.5%	20.5%	4.6%	15.9%

International	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$606,527	$485,829	24.8%	4.2%	20.6%	3.4%	17.2%
Dental Equipment	176,210	140,150	25.7%	7.5%	18.2%	1.6%	16.6%
Total Dental	782,737	625,979	25.0%	4.9%	20.1%	3.1%	17.0%

Medical	27,055	19,200	40.9%	9.7%	31.2%	0.0%	31.2%
Total Health Care Distribution	809,792	645,179	25.5%	5.1%	20.4%	2.9%	17.5%

Technology and value-added services	22,154	16,546	33.9%	9.7%	24.2%	17.3%	6.9%
Total excluding Corporate TSA Revenue	831,946	661,725	25.7%	5.2%	20.5%	3.3%	17.2%

Corporate TSA revenues (1)	-	22,108	n/a	n/a	n/a	n/a	n/a
Total International	$831,946	$683,833	21.7%	5.1%	16.6%	3.2%	13.4%

(1)  Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which ended in December 2020.

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Exhibit A - Year-to-Date Sales

Henry Schein, Inc.
2021 Second Quarter Year-to-Date
Sales Summary
(in thousands)
(unaudited)

Q2 2021 Year-to Date over Q2 2020 Year-to-Date

Global	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$2,927,191	$1,893,636	54.6%	5.2%	49.4%	6.7%	42.7%
Dental Equipment	772,081	522,732	47.7%	6.6%	41.1%	0.7%	40.4%
Total Dental	3,699,272	2,416,368	53.1%	5.5%	47.6%	5.4%	42.2%

Medical	1,897,865	1,418,498	33.8%	0.3%	33.5%	2.1%	31.4%
Total Health Care Distribution	5,597,137	3,834,866	46.0%	3.6%	42.4%	4.2%	38.2%

Technology and value-added services	295,047	237,192	24.4%	1.9%	22.5%	5.8%	16.7%
Total excluding Corporate TSA Revenue	5,892,184	4,072,058	44.7%	3.5%	41.2%	4.2%	37.0%

Corporate TSA revenues (1)	-	41,212	n/a	n/a	n/a	n/a	n/a
Total Global	$5,892,184	$4,113,270	43.2%	3.4%	39.8%	4.2%	35.6%
North America	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,733,856	$1,102,990	57.2%	1.1%	56.1%	10.0%	46.1%
Dental Equipment	438,534	301,328	45.5%	1.8%	43.7%	0.0%	43.7%
Total Dental	2,172,390	1,404,318	54.7%	1.3%	53.4%	7.8%	45.6%

Medical	1,842,900	1,374,616	34.1%	0.0%	34.1%	2.1%	32.0%
Total Health Care Distribution	4,015,290	2,778,934	44.5%	0.7%	43.8%	5.0%	38.8%

Technology and value-added services	251,834	206,425	22.0%	0.3%	21.7%	5.9%	15.8%
Total excluding Corporate TSA Revenue	4,267,124	2,985,359	42.9%	0.6%	42.3%	5.0%	37.3%

Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a

Total North America	$4,267,124	$2,985,359	42.9%	0.6%	42.3%	5.0%	37.3%

International	Q2 2021	Q2 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,193,335	$790,646	50.9%	10.8%	40.1%	2.0%	38.1%
Dental Equipment	333,547	221,404	50.7%	13.0%	37.7%	1.7%	36.0%
Total Dental	1,526,882	1,012,050	50.9%	11.3%	39.6%	2.0%	37.6%

Medical	54,965	43,882	25.3%	11.1%	14.2%	0.0%	14.2%
Total Health Care Distribution	1,581,847	1,055,932	49.8%	11.3%	38.5%	1.9%	36.6%

Technology and value-added services	43,213	30,767	40.5%	13.0%	27.5%	5.1%	22.4%
Total excluding Corporate TSA Revenue	1,625,060	1,086,699	49.5%	11.3%	38.2%	2.0%	36.2%

Corporate TSA revenues (1)	-	41,212	n/a	n/a	n/a	n/a	n/a
Total International	$1,625,060	$1,127,911	44.1%	10.9%	33.2%	1.9%	31.3%

(1)  Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health Spin-off, which ended in December 2020.

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Exhibit A-1 - Year-to-Date Sales

Henry Schein, Inc.
2021 Second Quarter Year-to-Date
Sales Summary
(in thousands)
(unaudited)

Q2 2021 Year-to Date over Q2 2019 Year-to-Date

Global	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$2,927,191	$2,468,131	18.6%	1.6%	17.0%	6.0%	11.0%
Dental Equipment	772,081	679,599	13.6%	3.3%	10.3%	0.6%	9.7%
Total Dental	3,699,272	3,147,730	17.5%	2.0%	15.5%	4.8%	10.7%

Medical	1,897,865	1,381,218	37.4%	0.3%	37.1%	3.8%	33.3%
Total Health Care Distribution	5,597,137	4,528,948	23.6%	1.4%	22.2%	4.6%	17.6%

Technology and value-added services	295,047	240,649	22.6%	1.3%	21.3%	10.9%	10.4%
Total excluding Corporate TSA Revenue	5,892,184	4,769,597	23.5%	1.4%	22.1%	4.8%	17.3%

Corporate TSA revenues (1)	-	38,498	n/a	n/a	n/a	n/a	n/a
Total Global	$5,892,184	$4,808,095	22.5%	1.4%	21.1%	4.8%	16.3%
North America	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,733,856	$1,491,729	16.2%	0.6%	15.6%	7.5%	8.1%
Dental Equipment	438,534	407,148	7.7%	1.1%	6.6%	0.0%	6.6%
Total Dental	2,172,390	1,898,877	14.4%	0.7%	13.7%	5.9%	7.8%

Medical	1,842,900	1,340,653	37.5%	0.0%	37.5%	4.0%	33.5%
Total Health Care Distribution	4,015,290	3,239,530	23.9%	0.4%	23.5%	5.0%	18.5%

Technology and value-added services	251,834	207,510	21.4%	0.2%	21.2%	9.9%	11.3%
Total excluding Corporate TSA Revenue	4,267,124	3,447,040	23.8%	0.4%	23.4%	5.4%	18.0%

Corporate TSA revenues (1)	-	3,021	n/a	n/a	n/a	n/a	n/a
Total North America	$4,267,124	$3,450,061	23.7%	0.4%	23.3%	5.4%	17.9%

International	Q2 2021	Q2 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental Merchandise	$1,193,335	$976,402	22.2%	3.0%	19.2%	3.7%	15.5%
Dental Equipment	333,547	272,451	22.4%	6.6%	15.8%	1.5%	14.3%
Total Dental	1,526,882	1,248,853	22.3%	3.9%	18.4%	3.2%	15.2%

Medical	54,965	40,565	35.5%	8.7%	26.8%	0.0%	26.8%
Total Health Care Distribution	1,581,847	1,289,418	22.7%	4.0%	18.7%	3.1%	15.6%

Technology and value-added services	43,213	33,139	30.4%	8.5%	21.9%	16.8%	5.1%
Total excluding Corporate TSA Revenue	1,625,060	1,322,557	22.9%	4.1%	18.8%	3.5%	15.3%

Corporate TSA revenues (1)	-	35,477	n/a	n/a	n/a	n/a	n/a
Total International	$1,625,060	$1,358,034	19.7%	4.1%	15.6%	3.3%	12.3%

(1)  Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health Spin-off, which ended in December 2020.

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Exhibit B

Henry Schein, Inc.
2021 Second Quarter and Year-to-Date
Reconciliation of reported GAAP net income (loss) from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)
	Second Quarter				Year-to-Date
			%				%
	2021	2020	Growth		2021	2020	Growth
Net income (loss) from continuing operations attributable to Henry Schein, Inc.	$155,716	$(11,382)	n/a	%	$321,713	$119,161	170.0%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.10	$(0.08)	n/a	%	$2.26	$0.84	169.0%

Non-GAAP Adjustments
Restructuring costs-Pre-tax (1)	$604	$15,934			$3,535	$20,721
Income tax benefit for restructuring costs (1)	(151)	(3,983)			(884)	(5,180)
Settlement and litigation costs - Pre-tax (2)	1,503	-			14,253	-
Income tax benefit for settlement and litigation costs (2)	(346)	-			(3,548)	-
Total non-GAAP adjustments to Net Income from continuing operations	$1,610	$11,951			$13,356	$15,541

Non-GAAP adjustments to diluted EPS from continuing operations	0.01	0.08			0.09	0.11

Non-GAAP Net income from continuing operations attributable to Henry Schein, Inc.	$157,326	$569	n/a	%	$335,069	$134,702	148.7%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.11	$0.00	n/a	%	$2.35	$0.94	150.0%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)    Represents Q2 2021 restructuring costs of $604, net of $151 tax benefit, resulting in an after-tax effect of $453, and YTD 2021 restructuring costs of $3,535, net of $884 tax benefit, resulting in an after-tax effect of $2,651.  Represents Q2 2020 restructuring costs of $15,934, net of $3,983 tax benefit, resulting in an after-tax effect of $11,951, and YTD 2020 restructuring costs of $20,721, net of $5,180 tax benefit, resulting in an after-tax effect of $15,541.

(2)    Represents a Q2 2021 pre-tax charge of $3,000, net of $1,497 of noncontrolling interests, related to settlement and litigation costs, net of a tax benefit of $346, resulting in a net after-tax charge of $1,157.  Represents a YTD 2021 pre-tax charge of $15,750, net of $1,497 of noncontrolling interests, related to settlement and litigation costs, net of a tax benefit of $3,548, resulting in a net after-tax charge of $10,705.

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